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                                                                    Exhibit 1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                       THE BANK OF TOKYO-MITSUBISHI, LTD.


                    Resolution was adopted to amend part of the Articles of Incorporation at the 7th Annual
                    General Meeting of Shareholders held on June
                    26, 2003.

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                          CHAPTER I. General Provisions

(Trade Name)

ARTICLE 1. The name of this Bank shall be KABUSHIKI KAISHA TOKYO MITSUBISHI GINKO and this Bank shall be called The Bank of Tokyo-Mitsubishi, Ltd. in English.

(Purpose)

ARTICLE 2. The purpose of this Bank shall be to carry on the following business:

     1. To accept deposits and installment savings, to extend loans, to discount bills and notes and to engage in exchange transactions;

     2. To guarantee obligations of others, to accept bills and to engage in any other business incidental to the banking purposes listed in the preceding clause 1;

     3. To underwrite, to conduct offerings for subscription and safe of, to buy and sell, and engage in any other business with respect to, government bonds, municipal bonds, government-guaranteed bonds and any other securities;

     4. To engage in, in addition to the business enumerated in any of the preceding clauses, all business that a bank is permitted to engage in under the Banking Law, the Secured Bonds Trust Law, the Law on Recording of Bonds or any other applicable law; and

     5. To engage in any other business incidental to or relating to any of the business enumerated in any of the preceding clauses.

(Location of Head Office)

ARTICLE 3. This Bank shall have its head office in Chiyoda-ku, Tokyo.

(Method of Public Notices)

 ARTICLE 4. Public notices by this Bank shall be published in the Nihon Keizai Shimbun issued in Tokyo.

                               CHAPTER II. Shares

(Aggregate Number of Shares Authorized to Be Issued)

ARTICLE 5. The aggregate number of shares which this Bank shall have authority to issue shall be eight billion and one hundred million (8,100,000,000), eight billion (8,000,000,000) of which being the Ordinary Shares, one hundred million (100,000,000) of which being the Preferred Shares (preferred shares redeemable pursuant to Article 10-7, the second (2nd) paragraph). Provided, however, that, if any number of the shares is redeemed, such number shall be accordingly deducted from each number of shares authorized to be issued, respectively.

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(Number of Shares of one (1) unit (tangen))

ARTICLE 6. One thousand (1,000) shares shall constitute one (1) unit (tangen) of shares of this Bank in respect of the Ordinary Shares and the Preferred Shares respectively.

(2) This Bank shall not issue a share certificate for fractional share constituting less than one (1) share.

(Non-entry in the ledger of fractional shares)

ARTICLE 7. The fractional shares, constituting less than one (1) share, shall not be entered nor recorded as fractional shares in the ledger of fractional shares.

(Transfer Agent)

ARTICLE 8. This Bank may appoint a transfer agent for conducting the business of its shares.

(2) A transfer agent and the place of its performing the business shall be selected by resolution of the Board of Directors, and a public notice to that effect shall be given.

(3) In case that a transfer agent is appointed, the register of shareholders and the register of loss of share certificates of this Bank shall be kept at the place at which the transfer agent performs the business. The registration of transfers of shares, the registration of pledges, the non-possession or re-issue of share certificates and other actions regarding shares shall be performed by the transfer agent.

(Regulations on Handling Shares)

ARTICLE 9. In this Bank the classes of share certificates, the registration of transfers of shares, the registration of pledges, the non-possession or re-issue of share certificates and other actions regarding shares shall be in accordance with the Regulations on Handling Shares adopted by the Board of Directors of this Bank.

(Notice of Names, Addresses, etc.)

ARTICLE 10. Shareholders, registered pledgees or their legal representatives shall give notice of their full names, permanent addresses and seal impressions.

(2) A foreigner who by common practice signs his name may provide a specimen of his signature in lieu of a seal impression specified in the preceding paragraph.

(3) When anyone referred to in the first (1st) paragraph resides abroad, he shall set up a provisional address in Japan or appoint a proxy in Japan and give notice thereof.

(4) When there is any change to any matter mentioned in the preceding three (3) paragraphs, notice thereof shall be given.

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                         CHAPTER II-2. Preferred Shares

(Preferred Dividends)

ARTICLE 10-2. This Bank shall pay the holders or the registered pledgees of preferred shares entered or recorded on the register of shareholders as of thirty-first (31st) day of March of each year (hereinafter referred to as the "Preferred Shareholders" and the "Preferred Pledgees", respectively), in preference to the holders or the registered pledgees of the Ordinary Shares (hereinafter referred to as the "Ordinary Shareholders" and the "Ordinary Pledgees", respectively), dividends (hereinafter referred to as the "Preferred Dividends") of which amount shall be determined by a resolution of the Board of Directors adopted on issuance of the relevant Preferred Shares within the limit of three hundred and sixty (360) Yen per share per year. Provided, however, that, if the Preferred Interim Dividends as defined in Article 10-3 hereof were paid during the relevant fiscal year, the balance of the Preferred Dividends after deduction of the aggregate amount of such interim dividends shall be paid as the Preferred Dividends.

(2) In case that the aggregate amount of dividends payable to the Preferred Shareholders or the Preferred Pledgees is less than the aggregate amount of the Preferred Dividends in any fiscal year, the deficit shall not be carried over to and accumulated in the following fiscal years.

(3) Dividends shall not be paid to the Preferred Shareholders or the Preferred Pledgees in excess of the aggregate amount of the Preferred Dividends.

(Preferred Interim Dividends)

ARTICLE 10-3. In case that this Bank pays interim dividends as provided in
     Article 32 hereof, this Bank shall make cash distributions (referred to as the "Preferred Interim Dividends" in these Articles of Incorporation), the amount of which being decided by resolution of the Board of Directors adopted on the issuance of the relevant Preferred Shares within the limit of one hundred and eighty (180) Yen per share, to the Preferred Shareholders and the Preferred Pledgees in preference to the Ordinary Shareholders or the Ordinary Pledgees.

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(Distribution of Residual Property)

ARTICLE 10-4. This Bank shall, when it distributes the residual property, pay the amount of three thousand (3,000) Yen per preferred share to the Preferred Shareholders and the Preferred Pledgees in preference to the Ordinary Shareholders or the Ordinary Pledgees.

(2) This Bank shall not make distributions of its residual property to the Preferred Shareholders or the Preferred Pledgees except as provided in the preceding paragraph.

(Right to Vote)

ARTICLE 10-5. The Preferred Shareholders shall not have any right to vote at a General Meeting of Shareholders unless otherwise provided by applicable laws or regulations.

(Consolidation or Split of Preferred Shares, Subscription Right, etc.)

ARTICLE 10-6. This Bank shall not, unless otherwise provided by applicable laws or regulations, effect split nor consolidation of the Preferred Shares.

(2) This Bank shall not grant to the Preferred Shareholders the subscription right for new shares nor the subscription right for bonds with stock acquisition rights.

(Redemption of Preferred Shares)

ARTICLE 10-7. This Bank may purchase the Preferred Shares at any time and redeem them at the relevant purchase price out of profits to be distributed to the shareholders.

(2) This Bank may, after issuance of the Preferred Shares and after lapse of period designated by resolution of the Board of Directors adopted on issuance of the Preferred Shares, redeem part or all of the relevant Preferred Shares at the redemption price deemed appropriate considering the respective time of redemption designated by relevant resolution and the market conditions. A partial redemption shall be effected by way of lot or other means.

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(Limitation Period)

ARTICLE 10-8. The provisions of Article 34 hereof shall be applicable mutatis mutandis to the payment of the Preferred Dividends and the Preferred Interim Dividends.

                  CHAPTER III. General Meetings of Shareholders

(Convocation)

ARTICLE 11. An Annual General Meeting of Shareholders shall be convened within three (3) months of the end of each fiscal year.

(2) An Extraordinary General Meeting of Shareholders shall be convened when and as necessary.

(Chairman)

ARTICLE 12. The President of this Bank shall act as Chairman at the General Meetings of Shareholders.

(2) A Deputy President shall act as Chairman, in accordance with the order previously established by the Board of Directors, whenever the President is unable so to act. When any Deputy President is unable so to act as well, a Senior Managing Director or a Managing Director shall act as Chairman, in accordance with the order previously established by the Board of Directors.

(Method of Resolution)

ARTICLE 13. Resolutions at a General Meeting of Shareholders shall be adopted by a majority of votes of the shareholders present, except as otherwise provided by applicable laws, regulations or the Articles of Incorporation of this Bank.

(2) Resolutions of a General Meeting of Shareholders provided for in Article 343 of the Commercial Code and resolutions of a General Meeting of Shareholders for which method of resolution provided for in such Article 343 shall be applied mutatis mutandis pursuant to the Commercial Code and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of shareholders present at the General Meeting of Shareholders at which the quorum shall be one-third (1/3) or more of the voting rights owned by all shareholders.

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(Exercise by Proxy of Right to Vote)

ARTICLE 14. A shareholder may exercise his right to vote by proxy. Such a proxy must be another shareholder entitled to vote at the relevant General Meeting of Shareholders of this Bank.

(2) A shareholder or the proxy referred to in the preceding paragraph shall at each General Meeting of Shareholders submit to this Bank a document evidencing his power of representation.

(Minutes)

ARTICLE 15. A summary of the proceedings at a General Meeting of Shareholders and the result thereof shall be stated or recorded in the minutes, and the Chairman and the Directors present shall sign and seal or affix electronic signature in the minutes. The original copy of such minutes shall be kept at the head office for ten (10) years and a certified copy thereof shall be kept at each branch office for five (5) years.

(General Meeting of Class of Shareholders)

ARTICLE 15-2. The provisions of Articles 12, 14 and 15 hereof shall be applicable mutatis mutandis to the General Meeting of a Class of Shareholders.

                  CHAPTER IV. Directors and Board of Directors

(Number and Method of Election)

ARTICLE 16. The number of the Directors of this Bank shall not exceed twenty
     (20) and they shall be elected at a General Meeting of Shareholders.

(2) At the time of the election of Directors, there shall be present shareholders holding not less than one-third (1/3) of the aggregate voting rights owned by all shareholders and no cumulative voting shall be used for the election of Directors.

(Term of Office)

ARTICLE 17. The term of office of a Director shall expire at the close of the Annual General Meeting of Shareholders relating to the last settlement of accounts within two (2) years following his assumption of office.

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(Representative Directors and Senior Officers)

ARTICLE 18. The Board of Directors shall by resolution appoint Representative Directors from among the Directors.

(2)  Representative Directors shall represent severally this Bank.

(3) A President, several Deputy Presidents, several Senior Managing Directors and several Managing Directors shall be appointed from among the Directors by resolution of the Board of Directors.

(4) A Chairman and a Vice Chairman may be appointed from among the Directors by resolution of the Board of Directors.

(Duties of Senior Officers)

ARTICLE 19. The President shall preside over the business affairs of this Bank.

(2) The Deputy Presidents shall assist the President in managing the affairs of this Bank, and shall perform the duties of the President on his behalf when the President is unable to act.

(3) The Senior Managing Directors and Managing Directors shall assist the President and the Deputy Presidents in managing the day to day business affaires of this Bank, and shall perform the duties of the President and the Deputy Presidents on their behalf when they are unable to act.

(Board of Directors)

ARTICLE 20. The Board of Directors shall determine the management of the affairs of this Bank and shall supervise the performance of the duties of Directors.

(2) A notice convening a meeting of the Board of Directors shall be given to each Director and each Auditor at least three (3) days prior to the date of such meeting.

(3) Resolutions of the Board of Directors shall be adopted by a majority of votes of the Directors present who shall constitute a majority in number of the Directors, except as otherwise provided by applicable laws or regulations.

(4) A summary of the proceedings at a meeting of the Board of Directors and the result thereof shall be stated or recorded in the minutes, and the Directors and Auditors present shall sign and seal or affix electronic signature in the minutes. Such minutes shall be kept at the head office for ten (10) years.

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                    CHAPTER V. Auditors and Board of Auditors

(Number and Method of Election)

ARTICLE 21. The number of the Auditors of this Bank shall not exceed eight (8) and they shall be elected at a General Meeting of Shareholders.

(2) At the time of the election of Auditors, there shall be present shareholders holding not less than one-third (1/3) of the aggregate voting rights owned by all shareholders.

(Standing Auditors)

ARTICLE 22. The Auditors shall appoint several standing Auditors from among themselves.

(Term of Office)

ARTICLE 23. The term of office of an Auditor shall expire at the close of the Annual General Meeting of Shareholders relating to the last settlement of accounts within four (4) years following his assumption of office.

(Board of Auditors)

ARTICLE 24. The Board of Auditors shall have such authorities as provided by applicable laws and regulations and shall determine matters concerning the performance of the duties of the Auditors; provided, however, it shall not prevent the Auditors from exercising their power and authority.

(2) A notice convening a meeting of the Board of Auditors shall be given to each Auditor at least, three (3) days prior to the date of such meeting.

(3) Resolutions of the Board of Auditors shall be adopted by a majority of votes of the Auditors, except as otherwise provided by applicable laws or regulations.

(4) A summary of the proceedings at a meeting of the Board of Auditors and the result thereof shall be stated or recorded in the minutes and the Auditors present shall sign and seal or affix electronic signature in the minutes. Such minutes shall be kept at the head office for ten (10) years.

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                    CHAPTER VI. Tokyo Mitsubishi Ginko Saiken

                      (Bank of Tokyo-Mitsubishi Debentures)

(Ground for Issuance)

ARTICLE 25. Pursuant to the "Law Concerning Mergers and Conversion of Financial Institutions", this Bank may issue debentures under authorization from the Minister of Finance.

(Name of the Debentures)

ARTICLE 26. The debentures to be issued by this Bank pursuant to the preceding Article shall be called TOKYO MITSUBISHI GINKO SAIKEN (Bank of Tokyo-Mitsubishi Debentures).

(Regulations Governing Procedures of Bank of Tokyo-Mitsubishi Debentures)

ARTICLE 27. Conversion of registered debenture certificates to bearer debenture certificates and vice versa, indication of trust properties, issuance of new debenture certificates and/or new coupons changes of the holders of registered debenture certificates, and registration of pledges, or any other actions concerning debentures and fees to be charged therefor shall conform to this Bank's Regulations Governing Bank of Tokyo-Mitsubishi Debentures.

(Notice of Names and Addresses, etc.)

ARTICLE 28. The provisions of Article 10 hereof shall apply mutatis mutandis to registered debentures issued by this Bank.

                              CHAPTER VII Accounts

(Fiscal Year and Settlement of Accounts)

ARTICLE 29. The fiscal year of this Bank shall commence on the first (1st) day of April of each year and end on the thirty-first (31st) day of March of the following year, and the accounts of each fiscal year shall be settled as of the last day of such fiscal year.

(Disposal of Profits)

ARTICLE 30. Profits of this Bank shall be disposed of by resolution of a General Meeting of Shareholders, unless otherwise provided by applicable laws or regulations.

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(Dividends)

ARTICLE 31. Dividends shall be paid to those shareholders or registered pledgees entered or recorded on the register of shareholders as of the thirty-first (31st) day of March of each year.

(Interim Dividends)

ARTICLE 32. This Bank may, by resolution of the Board of Directors, make cash distributions pursuant to Article 293-5 of the Commercial Code (referred to as the "Interim Dividends" in these Articles of Incorporation) to those shareholders or registered pledgees entered or recorded on the register of shareholders as of the thirtieth (30th) day of September of each year.

(Limitation Period)

ARTICLE 33. This Bank shall be discharged from the obligation to pay any dividend or interim dividend which remains not received after the expiration of five (5) full years from the date that the same became due and payable.

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